SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2009

Sterling Mining Company
(Exact name of registrant as specified in its charter)

Idaho
(State or Other Jurisdiction of Incorporation or Organization)

000-52669	82-0300575
(Commission File Number)	(I.R.S. Employer Identification Number)

2201 N. Government Way, Ste E
Coeur d’Alene, ID 83814
(Address of principal executive offices including zip code)

(208) 666-4070
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On October 30, 2009, Sterling Mining Company (“Sterling”) and Alberta Star Development Corporation (“Alberta Star”) signed a Binding Term Sheet whereby Alberta Star intends to acquire not less than 90% of the issued and outstanding shares of Sterling (the “Transaction”).

Under the terms of the Transaction, Sterling Mining Company, which is currently a debtor-in-possession in Chapter 11 Bankruptcy in the District of Idaho, must make an application for approval of the stock purchase through a Plan of Reorganization to the U.S. Bankruptcy Court on or before December 15, 2009, and receive an Order confirming the Plan on or before February 28, 2010, whereby Alberta Star will acquire not less than 90% of the issued and outstanding common shares of Sterling, on a fully diluted basis, in exchange for $10.5 million USD. In addition, the Company has agreed to make available up to $1,250,000 USD ($250,000 USD per month) in interim term debtor-in-possession financing to Sterling, which amount will bear interest at a rate of 10% per annum, bringing the total value of the agreement to $11.75 million USD. The transaction proposes a $250,000 USD termination fee should Sterling Mining Company accept and have approved a competitive bid for acquisition of its stock or assets by bidders other than Alberta Star, or under other circumstances.

The Agreement contains a number of conditions precedent to the obligations of the parties. Unless all of such conditions are satisfied or waived by the party for whose benefit such conditions exist, to the extent that they may be capable of waiver, the proposed transaction will not proceed. There is no assurance that the conditions will be satisfied or waived on a timely basis, or at all. Such conditions include: an order ("Order") of the U.S. Bankruptcy Court approving the Plan of Reorganization of Sterling; all claims of all the creditors of Sterling are paid, satisfied, settled or compromised under the Plan of Reorganization and that all other consents and approvals, including regulatory approvals, are obtained. The proposed transaction has not been approved by the TSX Venture Exchange (the "Exchange") and remains subject to Exchange approval.

There can be no assurance that the proposed transaction will be completed as proposed or at all. The proposed transaction is an "arms length transaction" as defined in Exchange Policy 1.1.

It is the Sterling's objective, subject to Court and Exchange approval, to exit the Chapter 11 process with the following assets in place: its interest in the Sunshine Mine, facilities, and lease, and exploration interest in the Sterling exploration projects in Idaho. In addition, the Company upon meeting of the above referenced conditions, including the confirmation of a Chapter 11 Plan, will reconstitute the Sterling Board of Directors and make additions to senior management of Sterling.

This report is not an offer to sell or the solicitation of an offer to purchase any securities. The Transaction may or may not involve the issuance of Sterling Mining Company securities that have not been registered under the Securities Act of 1933 in reliance on exemptions from such registration requirements, and any such securities may not be offered or sold in the United States absent registration or an exemption from applicable registration requirements.

Item 9.01 Financial Statements and Exhibits

Exhibits: The following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-K.

SEC Ref. No	Description of Document

99.01	Alberta Star Press Release dated November 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING MINING COMPANY

Dated: November 6, 2009	By:	:/s/ Roger A. Van Voorhees
Roger A. Van Voorhees
President/Chief Executive Officer